                                                                    EXHIBIT 99.1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  by and among

                       NEW WORLD TELEVISION INCORPORATED,

                     NW COMMUNICATIONS OF SAN DIEGO, INC.,

                               KNSD LICENSE, INC.

                                      and

                      NATIONAL BROADCASTING COMPANY, INC.,

                                     dated

                                  May 22, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   ARTICLE I

                              CERTAIN DEFINITIONS


                                   ARTICLE II

                            SALE OF ASSETS; CLOSING

                                                                                                                           Page
                                                                                                                           ----
Section    2.1   Assets to Be Acquired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.2   Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.3   Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.4   Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.5   Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.6   Net Working Capital Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.7   Additional Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.8   Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    2.9   Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                       ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS

Section    3.1   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.2   Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.3   Equity Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.4   Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.5   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.6   Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.7   Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section    3.8   FCC Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.9   Condition of Assets; Assets Necessary to Station's Business  . . . . . . . . . . . . . . . . . . . . .
Section    3.10  Title to Property; Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.11  Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.12  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.13  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.14  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.15  Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.16  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.18  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.19  Brokers, Finders, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.20  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.21  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    3.22  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                            ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES OF BUYER

Section    4.1   Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    4.2   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    4.3   Consents and Approvals; No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    4.4   Brokers, Finders, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    4.5   Buyer's Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                             ARTICLE V

                                             COVENANTS RELATING TO CONDUCT OF BUSINESS

Section    5.1   Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section    5.2   Advice as to Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section      5.3    FCC Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      5.4    Bulk Sales Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .




                                                        ARTICLE VI

                                                  ADDITIONAL AGREEMENTS

Section      6.1    Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.2    Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.3    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.4    Certain Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.5    Agreement to Cooperate; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.6    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.7    Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.8    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.9    Employment and Employee Benefits Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.10   Non-Solicitation of Employees; No Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.11   Proration of Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.12   Environmental Inspections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.13   Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.14   Application for FCC Order   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      6.15   Certain Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



                                                       ARTICLE VII

                                                        CONDITIONS

Section      7.1    Conditions to Each Party's Obligations to Effect
                    the Transactions Contemplated Hereby  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section      7.2    Conditions to Obligations of Buyer to
                    Effect the Transactions Contemplated Hereby   . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      7.3    Conditions to Obligations of Parent and Sellers to
                    Effect the Transactions Contemplated Hereby   . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                       ARTICLE VIII

                                                       TERMINATION

Section      8.1    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      8.2    Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                        ARTICLE IX

                                                SURVIVAL; INDEMNIFICATION

Section      9.1    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      9.2    Indemnification by Buyer or Sellers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      9.3    Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section      9.4    Termination of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                        ARTICLE X

                                                      MISCELLANEOUS

Section     10.1    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.2    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.3    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.4    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.5    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.6    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Section     10.7    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.8    Amendments; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.9    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.10   Consent to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section     10.11   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                   SCHEDULES


SCHEDULE                                                    NAME
- --------                                                    ----
2.1(a)                                                      FCC Authorizations
2.1(c)                                                      Interests in Real Property
2.1(e)                                                      Program Contracts
2.1(f)                                                      Contracts
2.1(g)                                                      Intellectual Property
2.9                                                         Allocation of Purchase Price
3.4                                                         Required Consents
3.5(a)                                                      Financial Statements
3.5(b)                                                      Exceptions to GAAP
3.6                                                         Liabilities
3.10(a)                                                     Encumbered Personal Property
3.10(b)                                                     Leases
3.10(c)                                                     Liens on Real Property other
                                                             than Permitted Liens
3.11                                                        Litigation
3.12                                                        Intellectual Property Matters
3.13                                                        Licenses
3.14                                                        Labor Matters
3.15                                                        Employee Benefit Plans
3.17                                                        Environmental Matters
3.18                                                        Tax Matters
3.20                                                        Transactions with Affiliates
3.22                                                        Insurance
4.3                                                         Required Consents
4.5                                                         Buyer's Qualification

                                    EXHIBITS


Exhibit A                 Form of Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Exhibit B                 Form of Assignment and Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .
Exhibit C                 Programming Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                 ASSET PURCHASE AGREEMENT (the "Agreement"), dated May 22, 1996, by and among New World Television Incorporated, a Delaware corporation ("Parent"), NW Communications of San Diego, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Seller 1"), and KNSD License, Inc., a Delaware corporation and a wholly owned subsidiary of Seller 1 ("Seller 2" and, together with Seller 1, "Sellers"), and National Broadcasting Company, Inc., a Delaware corporation ("Buyer").

                 WHEREAS, Sellers own or lease the assets used in connection with the operation of television station KNSD, Channel 39, San Diego, California (the "Station") and Seller 2 is the licensee of the Station pursuant to certain authorizations issued by the Federal Communications Commission (the "FCC");

                 WHEREAS, in addition to the Station, Parent and its subsidiaries own and operate WAGA-TV, Channel 5 (Atlanta); WITI-TV, Channel 6 (Milwaukee); WJBK-TV, Channel 2 (Detroit); WJW-TV, Channel 8 (Cleveland); and WTVT-TV, Channel 13 (Tampa, St. Petersburg);

                 WHEREAS, Parent and Sellers desire to sell, assign and transfer the FCC Authorizations for the Station and the assets and business of the Station as described below, and Buyer desires to purchase and acquire the FCC Authorizations for the Station and the assets and business of the Station as described below, on the terms and subject to the conditions set forth in this Agreement.

                 NOW THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 As used in this Agreement the following terms shall have the following respective meanings:

                 Section I.1 "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                 Section I.2 "Affiliate" shall mean, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                 Section I.3 "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement in substantially the form attached as Exhibit A hereto.

                 Section I.4 "Bill of Sale" shall mean a bill of sale in substantially the form attached as Exhibit B hereto.

                 Section I.5 "Birmingham Agreement" shall mean the Asset Purchase Agreement of even date herewith by and among NWC Acquisition Corporation, a Delaware corporation, New World WVTM Communications of Alabama, Inc., an Alabama corporation, WVTM Television, Inc., a Nevada corporation, WVTM License, Inc., a Nevada corporation, and Buyer.

                 Section I.6 "Business Day" shall mean any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

                 Section I.7 "Closing Date" shall mean the date and time at which the Closing actually occurs.

                 Section I.8 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 Section I.9  "Communications Act" shall mean the
Communications Act of 1934, as amended.

                 Section I.10 "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment at or prior to the Closing Date, of any Materials of Environmental Concern at any location utilized in the Station's Business, whether or not owned or operated by Sellers or (b) circumstances forming the basis of any violations or alleged violation, of any Environmental Law at or prior to the Closing Date.

                 Section I.11 "Environmental Laws" shall mean all Federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                 Section I.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                 Section I.13 "Excluded Name" shall mean any name or logo that includes the words "New World," the letters "NW" or the New World globe logo.

                 Section I.14 "FCC Order" means an order or orders of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to Buyer of the FCC Licenses for the Station, notwithstanding that any such order or orders may not have yet become a Final Order.

                 Section I.15 "Final Order" means an FCC Order as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grantee and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                 Section I.16 "GAAP" shall mean generally accepted accounting principles as in effect in the United States consistently applied and without regard to the effects of the transactions contemplated by this Agreement.

                 Section I.17 "Governmental Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational (including the European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

                 Section I.18 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 Section I.19 "Intercompany Liabilities" shall mean any debts, obligations or liabilities of Parent or Sellers for any intercompany or intracompany liabilities for business or group insurance premiums, obligations relating to Employee Benefit Plans relating to the Stations, employee premiums withheld for group insurance policies and/or HMO premiums not yet remitted to applicable insurance or health care providers, credit balances in any deferred income tax accounts and any amounts accrued and unpaid as of the Closing Date under any employee retention plan.

                 Section I.20  "IRS" shall mean the Internal Revenue Service.

                 Section I.21 "Liabilities" shall mean, as to any person all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person or entity, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required by GAAP to be reflected, in such person's balance sheets or other books and records.

                 Section I.22 "Liens" shall mean, with respect to any Asset, any lien, mortgage, deed of trust, deed to secure debt, pledge, assignment, security interest, purchase option, call or other encumbrance of any kind in respect of such Asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to sell or give a lien or security interest in any Asset and any filing of or agreement to file a financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 Section I.23 "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of the Station's Business or on the ability of Parent or Sellers to satisfy their obligations hereunder; provided, however, that any such effect resulting from any change (i) in law, rule or regulation or GAAP that apply to the broadcast industry generally or (ii) in economic or business conditions affecting the broadcast industry generally shall not be considered when determining if a Material Adverse Effect has occurred.

                 Section I.24 "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, asbestos, petroleum and petroleum products, as defined in, or as may result in Liability under, Environmental Laws.

                 Section I.25  "Permitted Liens" means (i) Liens for Taxes that
(x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) easements, rights-of-way, restrictions and other similar charges or encumbrances on real property interests which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the Station's Business or the use of any such real property for its current uses;
(vi) leases or subleases granted to others which do not materially interfere with the ordinary conduct of the Station's Business; (vii) with respect to real property, title defects or irregularities that do not in the aggregate materially impair the use of the property; (viii) any other Liens imposed by operation of law that do not, individually or in the aggregate, materially affect the Station's Business; and (ix) as to any real property leases with respect to which either Seller is a lessee, any Lien affecting the interest of the landlord thereunder.

                 Section I.26 "person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

                 Section I.27 "Programming Agreement" shall mean the Programming Agreement attached as Exhibit C hereto.

                 Section I.28 "Purchase Price" shall mean $225 million plus Net Working Capital.

                 Section I.29 "Retained Liabilities" shall mean all Liabilities and obligations of Sellers and the Station's Business which are not Assumed Liabilities.

                 Section I.30 "Station's Business" shall mean all of the business and operations currently conducted by the Station, including the assets and operations thereof and certain liabilities thereof, to be sold or assumed pursuant to this Agreement.

                 Section I.31 "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

                        Section I.32  Other Definitions.

Term                                                        Defined in Section
- ----                                                        ------------------
Agreement                                                   First paragraph
Assets                                                      2.1
Assumed Liabilities                                         2.3(a)
Balance Sheet                                               3.5
Buyer                                                       First paragraph
Buyer's Cap Ex Amount                                       6.11
Buyer's Dispute Notice                                      2.6(b)
Buyer Material Adverse Effect                               4.1
Cap Ex Budget                                               6.11
Claims                                                      2.2(e)
Closing                                                     2.8
COBRA                                                       3.15(c)
Employee Benefit Plan                                       3.15(a)
Environmental Basket                                        6.12(c)
ERISA Affiliate                                             3.15(a)
Estimated Net Working Capital                               2.6(a)
Estimated Remedial Cost                                     6.12(b)
Excluded Assets                                             2.2
FCC                                                         Second paragraph
FCC Authorizations                                          2.1
Financial Statements                                        3.5
Independent Accounting Firm                                 2.6(c)
Inspection Firm                                             6.12
Licenses                                                    3.13
Long Term Disabilities                                      2.6(d)
Loss and Expenses                                           9.2(a)
Net Working Capital                                         2.6(g)
NWCG                                                        3.4
NWSM                                                        5.1

Parent                                                      First paragraph
Program Contracts                                           2.1(e)
Proration Amount                                            6.11
Seller 1                                                    First paragraph
Seller 2                                                    First paragraph
Sellers                                                     First paragraph
Sellers' Cap Ex Amount                                      6.11
Seller's Determination Notice                               2.6(b)
Seller's Estimated Net Working Capital                      2.6(a)
Station                                                     Second paragraph
Transferred Employees                                       6.9(a)
WARN Act                                                    6.9(b)


                                   ARTICLE II

                            SALE OF ASSETS; CLOSING

                 Section II.1 Assets to Be Acquired. Upon the terms and subject to the satisfaction of the conditions set forth herein, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Sellers' right, title and interest in and to all of the properties, assets and other rights (other than the Excluded Assets) owned or leased by, or licensed to or used by, Sellers on the Closing Date and used in the Station's Business (the "Assets").

                 Without limiting the generality of the foregoing, the Assets shall include the following:

                          (a)  all the licenses, permits and other
authorizations issued by the FCC to Sellers with respect to the Station (the "FCC Authorizations"), as set forth in Schedule 2.1(a), and all applications therefor, together with any renewals, extensions, or modifications thereof and additions thereto;

                          (b)  all equipment, machinery, vehicles, furniture,
fixtures, transmitters, transmitting towers, antennae, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the date of this Agreement by Sellers and used in connection with the respective Station's Business, and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date;

                          (c)  all land, leaseholds, easements and other
interests in real property, buildings, towers and antennae, fixtures and improvements thereon owned, leased or used by Sellers in the Station's Business, including those set forth in Schedule 2.1(c) and those acquired between the date of this Agreement and the Closing Date;

                          (d)  all orders and agreements now existing, or
entered into in the ordinary course of business between the date hereof and the Closing Date, for the sale of advertising time on the Station for cash and all trade, barter and similar agreements for the sale of advertising time on the Station other than for cash (excluding Program Contracts (as defined herein)), and such orders and agreements entered into after the date hereof in the ordinary course of business, to the extent the foregoing have not been performed as of the Closing Date;

                          (e)  all film and program licenses and contracts
under which Sellers have the right to broadcast film product or programs on the Station, including (i) all cash and non-cash (barter) program contracts, as set forth in schedule 2.1(e), and (ii) any other such program contracts that are entered into between the date hereof and the Closing Date other than in violation of Section 5.1 (collectively, the "Program Contracts");

                          (f)  all contracts related to the Station's Business,
including the NBC affiliation agreement and all employment contracts entered into with television talent and all contracts listed in Schedule 2.1(f) (other than any contract that constitutes an Excluded Asset), together with all such contracts that are entered into in the ordinary course of business of the Station between the date hereof and the Closing Date other than in violation of Section 5.1, to the extent not performed as of the Closing Date;

                          (g)  all of Sellers' rights in and to all trademarks,
service marks, patents, trade names, jingles, slogans, logotypes and other similar intangible assets owned, licensed or used by Sellers in connection with the Station's Business as of the date hereof (other than any rights in or to the Excluded Names), including Sellers' rights to use the call letters KNSD and any related names and phrases and those registered trademarks set forth in
Schedule 2.1(g), and those acquired between the date hereof and the Closing
Date;

                          (h)  all programs and programming materials owned by
Sellers and used in connection with the Station's Business as of the date hereof, whether recorded on tape or any other media or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to Sellers and used in connection with the Station's Business, together with all such programs, materials, elements and copyrights acquired between the date hereof and the Closing Date;

                          (i)  all FCC logs and other records that relate to
the operation of the Station;

                          (j)  except as set forth in Section 2.2(a), all
files, books and other records of Sellers, including written technical information, data, specifications, research and development information, engineering, drawings, manuals, computer programs, tapes and software relating directly to the Station's Business, other than duplicate copies of account books of original entry and duplicate copies of such files and records, if any, that are maintained at the corporate offices of Sellers or any of their Affiliates for tax and accounting purposes;

                          (k)  all of Sellers' goodwill in, and going concern
value of, the Station;

                          (l)  all accounts, notes and accounts receivable of
Sellers relating to or arising out of the business and operations of the Station prior to the Closing;

                          (m)  all deposits, reserves and prepaid expenses
(other than those relating to Excluded Assets or Liabilities which are not Assumed Liabilities;

                          (n)  to the extent transferable under applicable law,
all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Authorities relating to the Station's Business;

                          (o)  to the extent not included in the foregoing, all
Assets that increase Net Working Capital; and

                          (p)  all insurance proceeds arising out of or related
to damage, destruction or loss of any property or asset used in the Station's Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced, at the Closing Date.

                 Section II.2 Excluded Assets. Notwithstanding anything to the contrary herein, all of Sellers' right, title and interest in all of the following properties, assets and other rights (the "Excluded Assets") shall be excluded from the Assets:

                          (a)  the corporate books and records of Sellers,
including minute books and stock ledgers, and copies of business records included in the Assets acquired by Buyer that are reasonably required by Sellers or any Affiliate of Sellers in order to permit Sellers or any of their Affiliates to prepare any Tax return or other filing or report to be made after the Closing Date;

                          (b)  any trademarks, service marks or trade names
incorporating any of the Excluded Names;

                          (c)  any assets of any Employee Benefit Plan and any
rights under any plan or agreement relating to employee benefits, employment or compensation of Sellers other than the employment agreements to be assumed by Buyer pursuant to Section 6.9;

                          (d)  any rights of Sellers or the Station which are
contingent on the satisfaction of Liabilities that are Retained Liabilities, except to the extent that any such rights relate to any of the Assets;

                          (e)  all rights, demands, Claims (as defined herein),
Actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") which Sellers or any of their Affiliates may have on, or after, the date hereof, against any Governmental Authority for refund or credit of any type with respect to Taxes;

                          (f)  all Claims which Seller or any of their
Affiliates may have against any person with respect to any Retained Liabilities or Excluded Assets;

                          (g)  the capital stock of Seller 2;

                          (h)  any and all Claims, demands and causes of action
of whatever kind and nature against any person arising from, relating to or otherwise in respect of any Materials of Environmental Concern or any Environmental Law to the extent such Claim, demand or cause of action relates to the Assets or the Station's Business and is caused by, arises from or relates to any event, condition, conduct or circumstance existing prior to the Closing Date; provided, that the Environmental Basket has been exceeded.

                          (i)  cash and cash equivalents; and

                          (j)  all rights of Sellers hereunder.

                 Section II.3 Assumption of Liabilities. (a) The Assets shall be sold and conveyed to Buyer free and clear of all Liens, except Permitted Liens. On and after the Closing Date, Buyer will assume and discharge all Liabilities and obligations of Sellers relating to the Assets or the Station's Business (i) arising from, or in connection with, the conduct of the Station's Business or the ownership of the Station or the Assets by Buyer or any other person at or after the Closing Date, (ii) that decrease Net Working Capital (to the extent of such decrease) and (iii) to the extent specified in Section 6.9 (collectively, the "Assumed Liabilities"). Except as set forth in this Section 2.3, Buyer will assume no other Liabilities in connection with the Assets, the Station's Business or the transactions contemplated hereby.

                          (b) Without limiting the generality of Section
2.3(a), and notwithstanding any other provision hereof, each of the following is a Retained Liability (except to the extent that it is a Liability that decreases Net Working Capital):

                                  (i)  any of Sellers' obligations hereunder;

                                  (ii)  any Liability of Sellers arising from,
         or in connection with, the conduct of the Station's Business or the ownership of the Station or the Assets by Sellers or any other person prior to the Closing Date (other than any Assumed Liabilities specified in clauses (ii) and (iii) of Section 2.3(a));

                                  (iii)  except as set forth in Section 6.9,
         any Liability to or with respect to Sellers' employees, whether or not any such employee is offered employment with Buyer after the Closing Date, relating in any way to such employee's employment with Sellers prior to the Closing Date (including deferred compensation liabilities);

                                  (iv)  any Liability of Seller arising from
         indebtedness for borrowed money of Sellers;

                                  (v)  any Liability of Sellers for Taxes owed
         to any taxing authority;

                                  (vi)  any Liability arising out of or related
         to past, present or future litigation arising out of or relating to the ownership or operation of the Assets or the Station's Business prior to the Closing Date, whether the relevant cause of action accrues before or after the Closing Date;

                                  (vii)  any Liability of Sellers or their
         Affiliates or any present or former director or officer of Sellers or their Affiliates arising from any Claim, including any derivative Action, brought by or on behalf of any present or former holder of any debt or equity security of Sellers or their Affiliates or by any lender to Sellers or their Affiliates including any Liability arising from any indemnification, reimbursement or advance in connection therewith;

                                  (viii)  any Liability arising under any
         contract pursuant to which Sellers or their Affiliates purchased the Station;

                                  (ix)  any Liability specified in the last
         sentence of Section 6.9; and

                                  (x)  any Intercompany Liabilities.

                 Section II.4 Retained Liabilities. Sellers shall retain, and shall continue to be responsible after the Closing Date for, all Retained Liabilities.

                 Section II.5 Payment of Purchase Price. Upon the terms and subject to the satisfaction of the conditions set forth herein and to the provisions of this Section 2.5, at the Closing, Buyer shall (A) pay to Sellers the Purchase Price, less an amount equal to five percent of Estimated Net Working Capital, computed in accordance with Section 2.6, by wire transfer of immediately available funds to the account in the United States specified in writing by Sellers not later than the second Business Day prior to such Closing and (B) assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement. For purposes of making the payment of the Purchase Price at the Closing, the Net Working Capital shall be deemed to be the Estimated Working Capital determined in accordance with section 2.6(a).

                 Section II.6  Net Working Capital Adjustment.

                          (a)  Not later than four (4) Business Days prior to
the Closing Date, Sellers shall deliver to Buyer its calculation of the Net Working Capital as of the close of business on the last day of the month immediately preceding the Closing Date, provided, that if such fourth Business Day prior to the Closing Date is within 12 days after the end of the preceding month, such calculation shall be as of the close of business on the last day of the second month immediately preceding the Closing Date ("Sellers' Estimated Net Working Capital"). Sellers' Estimated Net Working Capital shall be derived from Sellers' internal financial statements and the calculation thereof shall be set forth in reasonable detail. Buyer shall have the right to review, approve and copy the computations and work papers (including accountant's work papers) and underlying books and records used in connection with Sellers' determination of Estimated Net Working Capital and to have access to Sellers' employees and accountants, and their respective books and records, in connection therewith. Sellers' Estimated Net Working Capital, with such changes, if any, as are agreed upon by Sellers and Buyer not later than the Business Day prior to the Closing shall be referred to as the "Estimated Net Working Capital."

                          (b)  Not later than the earlier of (x) the thirtieth
day following the first monthly closing of Sellers' books following the Closing and (y) the sixtieth day following the Closing Date, Sellers will notify Buyer in writing of its determination ("Sellers' Determination Notice") of the final Net Working Capital as of the close of business on the day immediately prior to the Closing Date, which notice shall set forth in reasonable detail the basis for such determination. Buyer will give Sellers and their representatives access during the normal business hours of Buyer to the personnel, books and records of the Station's Business, and the work papers of Buyer's accountants to assist Sellers in the preparation of their determination of the final Net Working Capital as of the Closing Date. Buyer shall notify Sellers in writing ("Buyer's Dispute Notice") within thirty (30) days after receiving Sellers' Determination Notice if Buyer disagrees with Sellers' calculation of the final Net Working Capital as of the Closing Date which notice shall set forth in reasonable detail the basis for its disagreement. Sellers will give Buyer and its representatives access during the normal business hours of Sellers to the personnel, books and records of Sellers and the work papers of Sellers' accountants to assist Buyer in the preparation of Buyer's Dispute Notice. If no Buyer's Dispute Notice is received by Sellers within such thirty (30) day period, Sellers' determination of the final Net Working Capital as of the Closing Date as set forth in Sellers' Determination Notice shall be final and binding on the parties.

                          (c)  Sellers and Buyer shall negotiate in good faith
to resolve any disagreement with respect to the final Net Working Capital as of the Closing Date. To the extent Buyer and Sellers are unable to agree with respect to the final Net Working Capital as of the Closing Date within thirty
(30) days after the receipt by Sellers of the Buyer's Dispute Notice, Buyer and Sellers shall select a mutually acceptable accounting firm with no material relationship to Buyer or Sellers (the "Independent Accounting Firm"), and submit their dispute to the Independent Accounting Firm. The Independent Accounting Firm will be requested to review only the disputed items, from an accounting perspective, with respect to Net Working Capital, and shall resolve such dispute solely by choosing between the Net Working Capital, as specified by Sellers or Buyer in accordance with the provisions of this Section, that is closest to the Independent Accounting Firm's determination of Net Working Capital. In its determination, the Independent Accounting Firm shall be entitled to rely on the work papers and similar items generated by Buyer and Sellers. The decision of the Independent Accounting Firm shall be conclusive between, and final and binding on, the parties hereto.

                 If the determination of the Independent Accounting Firm is that Net Working Capital is the Net Working Capital calculated by Sellers, the fees and expenses of the Independent Accounting Firm will be paid by Buyer. If the determination of the Independent Accounting Firm is that the Net Working Capital is the Net Working Capital calculated by Buyer, the fees and expenses of the Independent Accounting Firm will be paid by Sellers.

                          (d)  Upon the final determination of Net Working
Capital as of the Closing Date in accordance herewith Buyer shall pay to Sellers the amount by which Net Working Capital exceeds 95 percent of Estimated Net Working Capital or, if 95 percent of Estimated Net Working Capital shall exceed Net Working Capital, Sellers shall pay to Buyer the amount of such excess, in either case, together with interest thereon from the Closing Date at a rate of interest equal to the prime rate established by The Chase Manhattan Bank, N.A., on the date of payment.

                          (e)  In either case, such payment shall be made
within five Business Days after all disputes, if any, have been resolved as set forth above, or, if Sellers shall have accepted (or shall have been deemed to have accepted) Buyer's determination of the final Net Working Capital, within five Business Days after such acceptance. Such payment shall be made by wire transfer of immediately available funds to a bank account specified by the recipient not less than two Business Days prior to such payment date.

                          (f)  Television program and film payables under
Program Contracts that are contractually due for the month in which the Closing takes place shall be prorated between Sellers and Buyer based upon the number of days in the calendar month which includes the Closing Date, and Buyer shall be liable for the portion attributable to the period from and after the Closing Date, and Sellers shall be liable for the portion attributable to the period prior to the Closing Date. Accordingly, with respect to Program Contracts, if amounts due for prior months and/or the prorated amount that is due by Sellers for the portion of the month in which the Closing occurs as described in the preceding sentence have not been paid as of the Closing Date, such amounts shall be considered accounts payable and subtracted in calculating Net Working Capital; if amounts due for future months and/or the prorated amount that is due by Buyer for the portion of the month in which the Closing occurs as described in the preceding sentence have been paid as of the Closing Date, such amounts shall be considered prepaid expenses and added in calculating Net Working Capital.

                          (g)  "Net Working Capital" shall equal the sum of
Sellers', (i) accounts receivable (less allowance for doubtful accounts), (ii) prepaid expenses (other than prepaid pension expenses) and other current assets included in the Assets, (iii) inventory and (iv) Sellers' Cap Ex Amount, if any, minus the sum of (A) Sellers' accounts payable and accrued expenses (including all short-term and long-term accrued severance liabilities (based on the actuarial valuation of such amounts utilizing methods and assumptions consistent with those utilized by Sellers on the date hereof) and deferred revenue, but excluding all Intercompany Liabilities, deferred Taxes, accrued Income Taxes and accrued interest expense), (B) $500,000, (C) any other liabilities or obligations (other than pension liabilities) that are Assumed Liabilities and (D) Buyer's Cap Ex Amount, if any, all of which amounts specified in the foregoing clauses (A) and (C) shall be calculated in accordance with GAAP. Except as provided in Section 2.6(f), Net Working Capital shall not include television program and film contract rights of Sellers as either assets or liabilities.

                 Section II.7  Additional Closing Deliveries.  At the Closing:

                          (a)  Sellers shall deliver to Buyer:

                                  (i)   a duly executed counterpart of the Bill
         of Sale.

                                  (ii)  a duly executed counterpart of the
         Assignment and Assumption Agreement;

                                  (iii) instruments of assignment with respect
         to all of Sellers' rights and interests in real property leases and deeds in recordable form sufficient to convey to Buyer all of Sellers' rights and interests in Sellers' real property;

                                  (iv)  a duly executed counterpart of the
         Programming Agreement; and

                                  (v)   an affidavit of nonforeign status as
         required by Section 1445(b)(2) of the Foreign Investment and Real Property Tax Act, as amended;

                                  (vi)  such other documents to facilitate the
         transfer of Sellers' real property and Buyer's obtaining title insurance as Buyer may reasonably request;

                                  (vii) all other instruments of conveyance
         and transfer sufficient to convey the Assets to Buyer; and

                                  (viii)all other documents, instruments and
         writings required to be delivered by Sellers at or prior to the Closing Date, pursuant to this Agreement.

                          (b)  Buyer shall deliver to Sellers:

                                  (i)   the Purchase Price, less an amount equal
         to five percent of Estimated Working Capital, computed in accordance with Section 2.6, by wire transfer of immediately available funds;

                                  (ii)  a duly executed counterpart of the Bill
         of Sale;

                                  (iii) a duly executed counterpart of the
         Assignment and Assumption Agreement;

                                  (iv)  a duly executed counterpart of the
         Programming Agreement; and

                                  (v)  all other documents, instruments and
         writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement.

                 Section II.8 Time and Place of the Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, within five Business Days following the satisfaction or waiver of the conditions contained in this Agreement, or at such other place, date or time as the parties may mutually agree in writing.

                 Section II.9 Allocation. Sellers and Buyer shall allocate the consideration paid for the Assets among the Assets for all purposes (including financial accounting and Tax purposes) in accordance with an allocation schedule to be attached hereto as Schedule 2.9 (the "Allocation Schedule") at or prior to the Closing Date. If the parties are unable to agree on the Allocation Schedule, a third-party appraiser jointly selected by Sellers and Buyer, the cost of which shall be borne equally by Buyer and Sellers, shall resolve the allocation of the consideration to any items with respect to which there is a dispute between the parties. In the event that the Purchase Price shall be adjusted pursuant to Section 2.6, the Allocation Schedule shall be appropriately modified, on such basis as Buyer and Sellers shall reasonably agree, to reflect such adjustment. Sellers and Buyer will each file all Tax Returns, including IRS Form 8594, in a manner consistent with the Allocation Schedule. Neither Sellers nor Buyer shall, after filing IRS Form 8594, revoke or amend IRS Form 8594 without the written consent of the other.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS

                 Parent and Sellers, jointly and severally, represent and warrant to Buyer as follows:

                 Section III.1 Organization and Qualification. Parent and each Seller are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate power and authority to own, lease and operate their properties (including the Assets) and to carry on their businesses (including the Station's Business) as they are now being conducted. Parent and each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

                 Section III.2 Authority. Parent and each Seller have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sellers. This Agreement has been duly executed and delivered by Parent and Sellers, and, assuming the due execution and delivery hereof by Buyer, is a valid and binding obligation of Parent and Sellers, enforceable against Parent and Sellers in accordance with its terms, subject as to enforcement to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

                 Section III.3 Equity Investments. The Assets do not include any capital stock of any corporation or any direct or indirect equity or ownership interest of any kind in any person.

                 Section III.4 Consents and Approvals; No Violation. None of the execution and delivery by Parent or Sellers of this Agreement, the consummation by Parent or Sellers of the transactions contemplated hereby or compliance by Parent or Sellers with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the charter or bylaws of Parent or either Seller,
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the HSR Act, (B) such filings with, and orders of, the FCC as may be required under the Communications Act and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated hereby and (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent Parent or Sellers from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect, (iii) except as set forth in Schedule 3.4, require the consent or approval of any person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the Assets under, any of the terms, conditions or provisions of any contract or license to which Parent or Sellers are a party or by which they or their assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Sellers or the Station's Business; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (iii) and (iv) above which, individually or in the aggregate, would not have a Material Adverse Effect and would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or otherwise prevent Parent or Sellers from performing their respective obligations under this Agreement in any material respect. The execution and delivery by Parent and Sellers of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate the provisions of the Securities Purchase Agreement, dated as of May 21, 1994, between New World Communications Group, Incorporated ("NWCG") and Fox Television, Inc.

                 Section III.5 Financial Statements. Schedule 3.5(a) contains a true, accurate and complete copy of the unaudited balance sheets of each of the Sellers as of December 31, 1995 and March 31, 1996 (such later balance sheet being referred to herein as the "Balance Sheet") and the related unaudited statements of income for the respective periods then ended (all of the financial statements referred to in this Section 3.5 are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP except as set forth in Schedule 3.5(b), and present fairly the financial position and results of operations of the respective Seller as of the dates and for the periods indicated. There are no properties, assets or other rights owned or leased by, or licensed to, Sellers other than the Assets and the Excluded Assets.

                 Section III.6 Undisclosed Liabilities. Except as set forth in Schedule 3.6, there are no Liabilities with respect to the Station's Business, except (i) as and to the extent set forth in the Balance Sheet, (ii) as incurred in connection with the transactions contemplated, or as provided, by this Agreement and (iii) as incurred since March 31, 1996 in the ordinary course of business.

                 Section III.7  Absence of Certain Changes or Events.

                          (a)  Since March 31, 1996, the Station's Business has
been conducted only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having, or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect.

                          (b)  Since March 31, 1996, Sellers have not:

                                  (i)  disposed of any material assets or
         business related to or used in the Station's Business, other than the sale of advertising time and obsolete or worn out equipment in the ordinary course of business; and

                                 (ii)  suffered any extraordinary losses or
         any damage, destruction or other casualty losses with respect to the Assets that, individually or in the aggregate, would have a Material Adverse Effect, or waived any rights of substantial value;

                 Section III.8 FCC Authorizations. Sellers hold all rights in and to the FCC Authorizations listed in Schedule 2.1(a), which FCC Authorizations expire on the respective dates set forth in Schedule 2.1(a).
Schedule 2.1(a) sets forth a true and complete list of any and all pending applications filed with the FCC by either Seller relating to the Station, true and complete copies of which have been delivered to Buyer or made available for inspection by Buyer. The FCC Authorizations listed in Schedule 2.1(a) constitute all of the licenses and authorizations required under the Communications Act and the current rules and regulations of the FCC in connection with the operation of the Station's Business as currently operated. The FCC Authorizations are in full force and effect and there is not pending or, to the knowledge of Sellers, threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Authorizations. The Station is operating in compliance with the FCC Authorizations, the Communications Act and the current rules and regulations of the FCC, except where the failure to so operate would not have a Material Adverse Effect. Sellers have filed all reports, forms and statements required to be filed by Sellers with the FCC. To the best of Sellers' knowledge, there exist no facts, conditions or events relating to Sellers or the Station that would cause the denial of an application or consent from the FCC with respect to the assignment of the FCC Authorizations as provided in this Agreement.

                 Section III.9 Condition of Assets; Assets Necessary to Station's Business. All tangible Assets (other than equipment scheduled to be replaced pursuant to the Cap Ex Budget) are in good operating condition and state of repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are currently used by Sellers. The Assets constitute all of the rights, assets and properties of Sellers and their Affiliates used in or necessary for the operation of the Station's Business as currently conducted, other than (i) the Excluded Names and (ii) as set forth in Schedule 3.20.

                 Section III.10  Title to Property; Leases.

                          (a)  Except as set forth in Schedule 3.10(a) and
except for personal property of which any Seller is a lessee, all the personal property included in the Assets is owned by one of the Sellers free and clear of all Liens, other than Permitted Liens and Liens that will be released at or prior to the Closing. Immediately after the Closing, Buyer will have good and marketable title to all the personal property included in the Assets other than leased personal property, free and clear of any Lien, other than Permitted Liens and Liens created by, or arising as a result of the ownership of the Assets by, Buyer.

                          (b)  All leases and other agreements that are
included in the Assets pursuant to which either Seller leases, subleases or otherwise occupies real property, whether as landlord or tenant, are set forth in Schedule 3.10(b), and true copies of such leases have previously been delivered to Buyer or made available for inspection by Buyer. With respect to each lease or other agreement described in Schedule 3.10(b), except as set forth in Schedule 3.10(b), (i) each such lease or other agreement may be assigned by such Seller to Buyer, (ii) each such lease or other agreement is in full force and effect and constitutes a valid and binding obligation of the Seller party thereto and, to Sellers' knowledge, the other parties thereto,
(iii) such Seller has not received any notice from the other party to such lease or other agreement of the termination thereof, (iv) there is no material default or event which, with notice or lapse of time or both, would constitute a material default on the part of either Seller (nor, to the best knowledge of Sellers, on the part of any other party thereto) and (v) one or more of the Sellers have, and immediately after the Closing Buyer will have, good title to the leasehold estates in each parcel of real property that is the subject of each such lease pursuant to which either Seller is a tenant, free and clear of any Lien, except for Permitted Liens and Liens created by, or arising as a result of the ownership of the Assets by, Buyer.

                          (c)  Schedule 2.1(c) contains an accurate and
complete list of all real property owned by Sellers (or with respect to which Sellers have any right to acquire any interest). Legal descriptions of such real properties have previously been delivered to Buyer or made available for inspection by Buyer. Sellers have, and immediately after the Closing Buyer will have, good, fee simple title to all such real property free and clear of any Lien, except for Permitted Liens and those described in Schedule 3.10(c).

                          (d)  There is no pending or, to Sellers' best
knowledge, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the real property listed in Schedule 2.1(c), and Sellers have not received any written notice of any of the same.

                          (e)  To Sellers' knowledge, all real property and all
buildings, structures, fixtures and improvements on such real property conform, including usage by Sellers, in all material respects with all applicable contractual requirements and building, zoning, subdivision, land use, fire and other laws pertaining to or affecting real property and each of such real properties, is being occupied under a valid and existing certificate of occupancy for such real property.

                 Section III.11 Litigation. Except as set forth in Schedule 3.11, there is no claim, suit, arbitration, action or proceeding pending, or, to Sellers' knowledge, threatened, against or affecting Sellers or the Stations Business which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, order, injunction, writ or ruling of any Governmental Authority or any arbitrator outstanding against either Seller which, individually or in the aggregate, has had or which would reasonably be expected to have, a Material Adverse Effect.

                 Section III.12 Intellectual Property. Schedule 2.1(g) sets forth a true, correct and complete list of all registered copyrights, patents, trademarks, trade names and logo-types owned by each Seller and used in the Station's Business. Except as set forth on Schedule 3.12, Sellers possess adequate rights, licenses or other authority to use all call letters, copyrights, patents, trademarks and trade names necessary to conduct the business of the Station as presently conducted. Except as set forth in
Schedule 3.12, Sellers have not received any notice with respect to any alleged infringement or unlawful or improper use of any copyright, patent, trademark, trade name, or other intangible property right owned or alleged to be owned by others and used in connection with the respective Station's Business. No director, officer or employee of either Seller has any interest in any copyright, patent, trademark, trade name, logotype, jingle, slogan, process, invention or formula used in connection with the Station.

                 Section III.13 Licenses. Schedule 3.13 lists all licenses, permits, franchises and other authorizations of any Governmental Authority (other than the FCC Authorizations listed in Schedule 2.1(a)) possessed by or granted to Sellers (the "Licenses") that are material to the operation of the Station's Business as currently conducted. Except as disclosed in Schedule 3.13, all such Licenses are in full force and effect and no proceeding is pending or, to Sellers' knowledge, threatened seeking the revocation or limitation of any such License.

                 Section III.14  Labor Matters.  Except as set forth in
Schedule 3.14, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to Sellers' best knowledge after due inquiry, threatened against or affecting the Sellers and, during the past five years, there has not been any such action; (ii) to Sellers' best knowledge after due inquiry, there are no guild or union claims to represent the employees of the Sellers; (iii) Sellers are not a party to or bound by any collective bargaining or guild agreement or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Sellers;
(iv) none of the employees of Sellers are represented by any guild or labor organization and Sellers have no knowledge of any current union organizing activities among the employees of the Sellers; (v) there are no unfair labor practice charges or complaints against Sellers pending or, to Sellers' best knowledge after due inquiry, threatened before the National Labor Relations Board or any similar state or foreign agency; (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Sellers' employees; (vii) to Sellers' best knowledge after due inquiry, no charges with respect to or relating to Sellers' employees are pending before the Equal Employment Opportunity Commission or any other corresponding state agency; (viii) to Sellers' best knowledge after due inquiry, no Federal, state or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to Sellers' employees and no such investigation is in progress; (ix) there are no threatened or pending wage or hour claims filed against Sellers with the United States Department of Labor or any corresponding state agency; (x) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations relating to Seller; (xi) there are no pending investigations of, or complaints pending against, Sellers by the Office of Federal Contract Compliance Programs or any corresponding state agency; (xii) there are no pending complaints, claims, controversies, lawsuits or other proceedings with respect to Sellers' employees or, to Sellers' best knowledge after due inquiry, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xiii) Sellers are in material compliance with all applicable Federal, state and local labor and employment laws and regulations; other than, in the case of clauses (v) through
(xiii), such as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                 Section III.15  Employee Benefit Plans; ERISA.

                          (a)  Schedule 3.15 sets forth a true and complete
list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to by Sellers or the Station or by any trade or business, whether or not incorporated, which, together with the Sellers or the Station, would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") for the benefit of any employee, former employee, consultant, officer, or director of Sellers (an "Employee Benefit Plan").

                          (b)  Sellers have delivered to Buyer or made
available for inspection by Buyer, with respect to all Employee Benefit Plans, true, complete and correct copies of the following: all plan documents and practices and procedures; the most recent summary plan descriptions and any subsequent summaries of material modifications provided thereunder; Forms 5500 as filed with the IRS for the most recent three plan years; all trust agreements with respect to the Employee Benefit Plans; copies of any contracts with service providers and insurers providing benefits for participants of any Employee Benefit Plan; the most recent annual audit and accounting of plan assets for all funded plans; the most recent IRS determination letters for all plans qualified under Code section 401(a); and all handbooks, manuals, and similar documents governing material employment policies.

                          (c)  With respect to each Employee Benefit Plan:  (i)
each Employee Benefit Plan has been administered in compliance in all material respects, with its terms including any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Federal, state and other applicable laws, rules and regulations, as they relate to such Employee Benefit Plans (including, without limitation, funding, filing, termination, reporting, disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"));
(ii) no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and to the knowledge of Sellers, there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan;
(iii) there are no proceedings, suits or material claims (other than routine claims for benefits) pending or, to the knowledge of Sellers, threatened with respect to any Employee Benefit Plan; (iv) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and any trust created pursuant to any such Employee Benefit Plan is exempt from Federal income tax under Section 501(a) of the Code and the IRS has issued each such Employee Benefit Plan a favorable determination letter which, to the Sellers' knowledge, is currently applicable; (v) the Sellers are not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Benefit Plan or the tax-exempt status of any related trust, or would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan; (vi) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; and (vii) there has been no event with respect to an Employee Benefit Plan which would require disclosure under Section 4062(c), 4063(a) or 4041(e) of ERISA.

                          (d)  Except as set forth on Schedule 3.15, no
employee Benefit Plan would result in the payment to any employee of a Seller of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transaction contemplated by this Agreement. No such payment would constitute a parachute payment within the meaning of Code section 280G.

                 Section III.16  Material Contracts.

                          (a)  Schedules 2.1(c), (e) and (f) to this Agreement
set forth true, correct and complete lists of the following, as to which either Seller (with respect to the Station) is a party:

                                  (i)   contracts evidencing time sales to
         advertisers or advertising agencies which are "trade" or "barter" transactions which require the furnishing of advertising time on the Station at any time after the Closing Date;

                                  (ii)  any barter obligations or commitments
         to suppliers of programming;

                                 (iii)  sales agency or advertising
         representation contracts;

                                  (iv)  all licenses and contracts under which
         Sellers are authorized to broadcast on the Station film or taped programming supplied by others (including all commitments which are not yet the subject of executed license agreements), including all cash and non cash or barter arrangements;

                                  (v)   leases of personal property which are
         not terminable by Sellers without penalty upon notice of thirty (30) days or less and which involve annual payments of more than $50,000;

                                  (vi)  contracts not made in the ordinary and
         usual course of business;

                                  (vii) local marketing or similar agreements
         or affiliation agreements (other than with Buyer);

                                 (viii) any contracts which are not
         terminable without penalty upon notice of ninety (90) days or less;

                                  (ix)  employment or consulting contracts; and

                                  (x)   any other material contracts (other than
         advertising sales contracts entered into in the ordinary course of business consistent with past practice not included in subsection
         (a)(i) above).

                 All contracts, leases and other agreements referred to in such Schedules are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Sellers are not (and to the best knowledge of Sellers, each other party thereto is not) in breach or default in the performance of any obligation thereunder, and, to the best knowledge of the Sellers, no event has occurred or has failed to occur that, with or without the giving of notice or the lapse of time or both, would result in a breach or a default thereunder or give to any third party any right of termination, cancellation, amendment or acceleration with respect thereto, except for such breaches, defaults and events which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                          (b)  Schedule 2.1(e) sets forth for each Program
Contract: (i) the identity of the programming; (ii) the number of exhibitions thereof originally licensed and the cost thereof; (iii) the number of exhibitions on the Station still available to Sellers; (iv) the total remaining unpaid license fees, each of the monthly payments payable in 1995 and the total payments for each of the years 1996 through the last date payments are required to be made; (v) the term and expiration date of each such program contract;
(vi) any renewal or extension option or any option to exhibit additional runs of any such programming; (vii) any rights of first refusal with respect to additional programming; and (viii) any barter obligations with respect to such Program Contracts. The information with respect to the Program Contracts set forth in Schedule 2.1(e) is true, correct and complete in all material respects.

                          (c)  Except as set forth in Schedule 3.16(c), neither
Seller is a party to any contract not made in the ordinary course of business which obligates it to provide advertising time on the Station on or after the Closing Date as a result of the failure of the Station to satisfy specified ratings or any other similar performance criteria, with respect to any programming broadcast by the Station.

                          (d)  Except as set forth in Schedules 2.1(c), (e) and
(f), Sellers are not a party to, nor bound by, nor are any of their respective properties (other than leased properties) subject to:

                                  (i)  any contract which (x) has not been
         entered into in the ordinary course of business of the Station's Business, consistent with past practice, or (y) involves payment in the aggregate of more than $200,000 and which is not cancellable upon notice given at the Closing Date within ninety (90) days after the date of such notice (other than advertising sales contracts not included in subsection (a)(i) above and contracts with respect to items included in the Cap Ex Budget);

                                  (ii)  any employment or consulting contract;

                                 (iii)  any mortgage, pledge or other form of
         secured indebtedness for borrowed money;

                                  (iv)  any debentures, notes or installment
         obligations, other than accounts payable arising in the ordinary course of Sellers' business, or other instruments for or relating to any borrowing of money in excess of $50,000 in the aggregate by Sellers;

                                  (v)   any guaranty of any obligation for
         borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business, which, individually or in the aggregate, exceed $50,000; or

                                  (vi)  any contract or arrangement for the
         sale or lease of any Assets (other than the sale of advertising and obsolete or worn out equipment in the ordinary course of business).

                 Section III.17  Environmental Matters.

                          (a)  Except as set forth in Schedule 3.17, Sellers
are in compliance with all Environmental Laws applicable to the Station's Business except where the failure to be in compliance has not had, and insofar as can be reasonably foreseen, is not likely to have, a Material Adverse Effect. Except as set forth in Schedule 3.17, Sellers have not received any communication (written or oral) from any Governmental Authority that alleges that the Station's Business is not in compliance with such Environmental Laws or is otherwise subject to liability under Environmental Laws, and, to Sellers' knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.

                          (b)  Except as set forth in Schedule 3.17, there is
no Environmental Claim pending or, to Sellers' knowledge, threatened against Sellers or, to Sellers' knowledge, pending or threatened against any person whose liability for any Environmental Claim Sellers have retained or assumed either contractually or by operation of law.

                          (c)  Except as set forth in Schedule 3.17, there are
no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern that, to Sellers' knowledge, could reasonably be expected to form the basis of any Environmental Claim against Sellers or against any person whose liability for any Environmental Claim Sellers have retained or assumed either contractually or by operation of law, which could reasonably be expected to have a Material Adverse Effect.

                          (d)  Except as set forth in Schedule 3.17, to
Sellers' knowledge, there is no friable asbestos contained in or forming part of any building, building component, structure or office space included in the Assets and no underground storage tanks, polychlorinated biphenyls or PCB-containing items are present, used or stored at any property included in the Assets.

                 Section III.18 Taxes. Except as set forth in Schedule 3.18, all material income Tax returns required to be filed by Sellers have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Sellers have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

                 Section III.19 Brokers, Finders, etc. Neither Sellers nor any of their respective directors, officers or employees have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                 Section III.20 Transactions with Affiliates. Except as set forth in Schedule 3.20, there are no agreements or other transactions relating to the Station's Business between Sellers and any of their Affiliates.

                 Section III.21 Compliance with Laws. The conduct of the Station's Business complies with all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto (other than the Communications Act and the regulations thereunder which are covered by Section 3.8), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                 Section III.22 Insurance. The properties and assets of Sellers which are of an insurable character and are used or useful in the Station's Business are insured against loss or damage by fire or other risks, and Sellers maintain liability insurance, to the extent and in the manner and covering such risks as is customary for companies engaged in a business similar to the Station's Business or owning assets similar to the Assets. The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, any such policy or binder has been received by Sellers. Schedule 3.22 lists insurance maintained by Sellers on its properties and assets (including the Assets) and with respect its employees and representatives and the Station's Business.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer hereby represents and warrants to Sellers as follows:

                 Section IV.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as it is now being conducted. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of Buyer (a "Buyer Material Adverse Effect").

                 Section IV.2 Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer.
This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution and delivery hereof by Parent and Sellers, is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject as to enforcement to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

                 Section IV.3 Consents and Approvals; No Violation. None of the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby or compliance by Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the charter or bylaws of Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the HSR Act, (B) certain filings with, and orders of, the FCC as may be required under the Communications Act and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated by this

Agreement and (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Buyer Material Adverse Effect or (iii) except as set forth in Schedule 4.3, violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer other than such violations and conflicts, which, individually or in the aggregate, would not have a Buyer Material Adverse Effect and would not prevent or delay in any material respect the consummation of the transactions contemplated by this Agreement or otherwise prevent Buyer from performing its obligations under this Agreement in any material respect.

                 Section IV.4 Brokers, Finders, etc. Neither Buyer nor any of its directors, officers or employees have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                 Section IV.5  Buyer's Qualification.  Except as set forth in
Schedule 4.5, (i) Buyer knows of no fact or circumstance that could reasonably be expected to result in a finding by the FCC that Buyer is not qualified legally, financially or otherwise to be the licensee of the Station and (ii) Buyer knows of no policy, rule, regulation or ruling of the FCC that could reasonably be expected to be violated by the acquisition of the Station by Buyer.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                 Section V.1 Conduct of Business. From the date hereof through the Closing Date, except as may be expressly permitted or contemplated by this Agreement or as otherwise agreed to in writing by Buyer, Sellers shall cause the Station's Business to be conducted in the usual, regular and ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve intact the Station's Business, keep available the services of their employees and preserve their relationships with customers, suppliers, licensees, licensors, distributors, agents and others having business dealings with the Station. From the date hereof through the Closing Date, each Seller shall (i) maintain its inventory of supplies, parts and other materials and keep its books of account, records and files, in each case in the ordinary course of business consistent with past practice, (ii) maintain its promotional activities and expenditures in the ordinary course of business consistent with past practice and (iii) maintain in full force and effect property damage, liability and other insurance with respect to the Assets and the Station's Business providing coverage against such risks and in at least the amounts as provided by the insurance policies currently maintained by Sellers to the extent reasonably available to Sellers. From the date hereof through the Closing Date, Parent and Sellers will cause New World Sales and Marketing, Inc. ("NWSM") to sell advertising time with respect to the Station only in the ordinary course of business consistent with past practice, including causing NWSM not to enter into any advertising sales contracts for the Station with a term greater than one year. Without limiting the generality of the foregoing, during the period from the date hereof to the Closing Date, Sellers shall not:

                          (a) sell, lease, transfer, mortgage or otherwise encumber or agree to sell, lease, transfer, mortgage or otherwise encumber, any Assets, other than the sale of advertising time and obsolete or worn out equipment in the ordinary course consistent with past practice;

                          (b)  enter into any contract of employment,
         collective bargaining agreement, guild contract or other labor contract, or permit any increases or changes in the compensation or benefits of any employees of the Station except for annual salary increases in the ordinary course of business consistent with past practice, except as otherwise required by applicable law;

                          (c) except in the ordinary course of business consistent with past practice, enter into, renew, renegotiate, modify, amend, terminate or waive or permit to lapse any rights under any existing time sales contracts with respect to the Station or incur any receivables;

                          (d) enter into, amend or modify any contract, license or other agreement under which any Station is authorized to broadcast programming that: (i) represents a Liability in excess of $100,000 per year; or (ii) is for a term of more than one (1) year, unless any such contract, license or agreement will be and is fully performed and satisfied by Sellers prior to the Closing Date, or any barter transaction that represents a Liability in excess of $25,000 which requires the furnishing of advertising time on any Station or any payments at any time after the Closing Date;

                          (e) enter into, amend or modify any contract, License or other agreement involving (i) a national advertising sales representation agreement, (ii) a rating agency agreement or (iii) lease obligations, in each case, that: (x) represents a Liability in excess of $100,000 per year; or (y) is for a term of more than two (2) years, unless any such contract will be and is fully performed and satisfied by Seller prior to the Closing Date;

                          (f) enter into any contract, license or other agreement that contains any provision that, as a result of the consummation of the transactions contemplated by this Agreement, would (assuming that the other party's consent or approval is not obtained, to the extent required) result in any penalty, additional payments or forfeiture that would be payable or suffered by Buyer at or after the Closing Date;

                          (g) make any change in the accounting policies applicable to the Station's Business except as required by GAAP;

                          (h) apply to the FCC for any construction permit that would restrict the Station's present operations, or make any change in the Station's buildings, leasehold improvements, or fixtures;

                          (i) sell, assign or create any right, title or interest in or to the real property or the real property leases included in the Assets;

                          (j) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, any person or any division thereof or (ii) any assets that are material, individually or in the aggregate, to the Station's Business (excluding inventory purchased in the ordinary course of business);

                          (k) incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities;

                          (l) make or agree to make capital expenditures (i) in 1996 that exceed the capital expenditures contemplated by the Cap Ex Budget by more than $100,000 in the aggregate or (ii) in 1997 that exceed $1 million in the aggregate; or

                          (m) take any action that would, or would reasonably be expected to, result in (i) any of the representations and warranties of Sellers set forth in this Agreement becoming untrue, in any material respect or (ii) any of the conditions set forth in
         Article VII not being satisfied.

Notwithstanding subsections (a), (h), (i) and (j) above, Sellers may make expenditures and enter into contracts with respect to, and consistent with, any items included in the Cap Ex Budget.

                 Section V.2 Advice as to Certain Changes. Sellers shall promptly advise Buyer of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect.

                 Section V.3 FCC Matters. Prior to the Closing Date, Sellers shall continue to operate the Station in accordance with the terms of the FCC Authorizations and in compliance in all respects with all applicable laws and FCC rules and regulations. Sellers will promptly execute any necessary applications for renewal of the FCC Authorizations, without conditions.
Sellers shall provide Buyer with a reasonable opportunity to review and comment on such applications prior to filing. Sellers will deliver to Buyer, within ten (10) Business Days after delivery or receipt, copies of any reports, applications or communications to or from the FCC or its staff related to the Station which are delivered or received between the date of this Agreement and the Closing Date. Sellers shall promptly advise Buyer of any communications to or from the FCC or its staff with respect to the Station, and Sellers shall keep Buyer apprised of the status of any negotiations with the FCC or its staff and consult with Buyer, in advance, with respect to any agreements or undertakings with the FCC or its staff regulating the programming or operation of the Station that would continue after the Closing Date.

                 Section 5.4 Bulk Sales Laws. The parties agree to waive compliance with the provisions of the bulk sales law of any jurisdiction. Parent and Sellers shall jointly and severally indemnify and hold harmless Buyer from and against any and all Liabilities which may be asserted by third parties against Buyer as a result of such noncompliance.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                 Section VI.1 Access to Information. Upon reasonable notice Sellers shall afford to Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours throughout the period prior to the Closing Date to all of the properties, books and records relating to the Station's Business, and, during such period, Sellers shall furnish to Buyer such information concerning the Station's Business as Buyer may reasonably request. Unless otherwise required by law, Buyer will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Buyer.

                 Section VI.2 Filings. As promptly as practicable after the date of this Agreement, Sellers and Buyer shall make or cause to be made all filings and submissions under laws and regulations applicable to Sellers and Buyer, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Buyer and Sellers shall coordinate and cooperate in exchanging such information and providing such reasonable assistance as may be requested by either of them in connection with the filings and submissions contemplated by this Section 6.2.

                 Section VI.3 Consents. Buyer and Sellers shall use their reasonable best efforts to obtain consents of all Governmental Authorities and other persons necessary for the consummation of the transactions contemplated by this Agreement without the imposition of any condition or restriction that would be reasonably likely to be burdensome in any material respect (financial or otherwise) to Buyer or the operation of the Station's business or Buyer's other stations.

                 Section VI.4  Certain Tax Matters

                          (a)  Buyer, on the one hand, and Sellers, on the
other, shall share equally any liability for all sales, transfer and similar Taxes arising from, or attributable or related to, the sale, transfer or assignment to Buyer of any of the Assets pursuant to this Agreement.

                          (b)  Sellers and Buyer shall provide each other with
(i) such assistance as may be reasonably requested in connection with the preparation of any Tax return, any audit, or any claim of refund or credit in respect of Taxes and (ii) any records or other information relevant to such Tax returns, audits, or claims.

                          (c)  If, and to the extent that, Buyer receives any
Tax refund or credit due Sellers pursuant to this Agreement, Buyer shall promptly reimburse Sellers in an amount equal to such refund or credit.

                 Section VI.5 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings (including filings under the HSR Act and filings with the FCC). In case at any time after the Closing Date any further action is necessary or desirable to transfer any of the Assets to Buyer or otherwise to carry out the purposes of this Agreement, the proper officers and directors of Buyer and Sellers shall execute such further documents (including assignments, acknowledgements and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law. After the Closing Date, Buyer shall, at reasonable times, permit Sellers to make reasonable examination of the books and records of the Station's Business relating to time periods ending at or prior to the Closing Date and shall permit Sellers to make copies of the relevant portions of such books and records at Sellers' expense, in each case to the extent necessary for Sellers or their Affiliates to comply with applicable legal, Tax or accounting requirements.

                 Section VI.6 Public Announcements. The parties shall consult with each other prior to issuing any press release or making any public announcement with respect to this Agreement, or the transactions contemplated hereby, and shall not issue any such press release or public announcement prior to such consultation or to which the other party shall reasonably object, except as may be required by applicable law, court process or by obligations of such party or its Affiliates pursuant to any listing agreement with any national securities exchange.

                 Section VI.7 Confidential Information. Buyer shall not disclose any information received by Buyer from or with respect to Sellers that is confidential or proprietary in nature, unless (a) such information is or becomes generally available to the public (other than as a result of the disclosure thereof in violation of this Section 6.7), (b) was already known to Buyer on a non-confidential basis prior to its disclosure to Buyer by Sellers or any of their Affiliates or (c) is or becomes available to Buyer from a third party not known by Buyer, after due inquiry, to be under an obligation of confidentiality to Sellers or any of their Affiliates. If this Agreement terminates, any documents furnished to Buyer by Sellers or any of its Affiliates shall promptly be returned to Sellers or, at the option of Sellers, destroyed by Buyer (such destruction to be certified by Buyer to Sellers).
This provision is in addition to and not in substitution of any confidentiality agreement executed by any party hereto.

                 Section VI.8 Representations and Warranties. Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of
(a) any representation or warranty made by it or them contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (b) the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this agreement.

                 Section VI.9  Employment and Employee Benefits Arrangements.

                          (a)  Effective as of the Closing Date, Buyer shall
(i) offer employment to all of Seller's employees (including those on leaves of absence, whether short-term, long-term, family, maternity, disability, paid, unpaid or other) (each such employee who accepts such offer of employment, a "Transferred Employee" and each such employee who does not accept such offer of employment, a "Non-Transferred Employee") and (ii) assume the employment agreements listed in Schedule 2.1(f). Buyer shall provide Transferred Employees with (i) salary, wages, bonuses and employee benefits (other than stock options), that, in the aggregate, are no less favorable than the salary, wages, bonuses and Employee Benefit Plans (other than stock options) provided to Sellers' employees as of the date of this Agreement and (ii) severance benefits that are consistent with the terms of Sellers' Employee Benefit Plans listed in Schedule 3.15, in each case, only so long as such Transferred Employees are employed by Buyer or an Affiliate of Buyer; provided, that Buyer's obligations under this Section 6.9(a) shall terminate one year from the Closing Date. Buyer shall be liable for, and indemnify and hold harmless Sellers from, all severance benefits or other amounts (including all amounts payable under or with respect to any employment contracts and any damages with respect thereto) that are due and payable to Non-Transferred Employees as a result of the termination of their employment or the transactions contemplated by this Agreement; provided, that the amount of such severance benefits or other amounts with respect to which Buyer shall be liable hereunder and the amount of severance benefits or other amounts with respect to which Buyer shall be liable pursuant to the next to last sentence of Section 6.9(a) of the Birmingham Agreement, in the aggregate, shall not exceed $800,000. Parent and Sellers shall be liable for, and indemnify and hold harmless Buyer and its Affiliates from, all severance benefits or other amounts (including all amounts payable under or with respect to any employment contracts and any damages with respect thereto) that are due and payable to Non-Transferred Employees as a result of the termi-nation of their employment or the transactions contemplated by this Agreement that exceed such amount.

                          (b)  WARN Act.  Buyer agrees to assume responsibility
for giving all notices required by the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), or any similar state law or regulation, to assume liability for any alleged failure to give such notice, and to indemnify and hold harmless Sellers and their affiliates for any and all claims asserted under the WARN Act or any similar state law or regulation because of a "plant closing" or a "mass layoff" occurring at the Station on or after the Closing Date. For purposes of this Agreement, the Closing Date is the "effective date" for purposes of the WARN Act.

                 Section VI.10  Non-Solicitation of Employees; No Transfers.

                          (a)  Parent agrees that neither it, NWCG nor any of
NWCG's other subsidiaries will, for a period commencing on the date hereof and ending on the 18 month anniversary of the Closing Date without the prior written consent of Buyer, whether directly or indirectly, solicit the employment of any person who is at that time an employee, representative or officer of the Station's Business and who was prior to the Closing an employee of either Seller at the Station and had a salary in excess of $50,000 per year. Prior to the Closing Date, Sellers shall not transfer the employment of any employee of Sellers to any Affiliate of Sellers.

                          (b)  Buyer agrees that neither it nor any of its
subsidiaries will, for a period commencing on the date hereof and ending on the 18 month anniversary of the Closing Date, without the prior written consent of Parent, whether directly or indirectly, solicit the employment of any person who is at that time an employee, representative or officer of NWCG or any of its subsidiaries and who has a salary in excess of $50,000 per year.

                 Section VI.11 Proration of Capital Expenditures. Buyer and Sellers contemplate that Sellers will continue to make capital expenditures with respect to the Station's Business prior to the Closing Date (i) in accordance with Parent's 1996 budget with respect to the Station (the "Cap Ex Budget"), a copy of which has previously been delivered to Buyer or, (ii) if the Closing shall occur in 1997, up to the amount specified in Section 5.1(l)(ii). As of the Closing Date, the parties shall prorate the amount included in the Cap Ex Budget, or Section 5.1(l)(ii), as the case may be, with respect to such capital expenditures based on a 365 day year and the number of days that have elapsed in such year prior to the Closing Date (the prorated amount in respect of such number of elapsed days, the "Proration Amount"). The amount, if any, by which capital expenditures made by Sellers in such year exceed the Proration Amount is referred to herein as "Sellers' Cap Ex Amount." The amount, if any, by which the Proration Amount exceeds such capital expenditures is referred to herein as "Buyer's Cap Ex Amount."

                 Section VI.12  Environmental Inspections.

                          (a)  Prior to Closing, Buyer shall have the right,
but not the obligation, to cause the Assets to be inspected for violations of applicable Environmental Laws and the presence of Materials of Environmental Concern, including friable asbestos. Such inspection shall be performed at Buyer's sole cost by an environmental inspection firm to be selected by the Buyer and reasonably acceptable to Sellers (the "Inspection Firm"). Any invasive testing or sampling, including testing of soil, ground or surface water, at any of the Assets shall be conducted by the Inspection Firm following reasonable advance written notice to Sellers and without any unreasonable interference with the conduct of Sellers' business.

                          (b)  If the Inspection Firm's report identifies the
presence of any Materials of Environmental Concern at, on, under or within any of the Assets the remediation of which is required by applicable Environmental Laws, or which would reasonably be expected to be required to be remediated by a Governmental Authority pursuant to applicable Environmental Laws, in either case as reasonably determined by Buyer and Sellers, then, at the Closing (i) subject to subsection (c) below, Parent and Sellers shall pay to Buyer an amount equal to (A) the costs estimated by a qualified contractor selected by Parent and Sellers and approved by

Buyer (which approval shall not be unreasonably withheld or delayed) to remediate such Materials of Environmental Concern to the extent required (but to no greater extent) by applicable Environmental Laws or by the Governmental Authorities with jurisdiction over such remediation (the "Estimated Remediation Cost"), less (B) the Estimated Remediation Costs paid by Parent or Sellers after the date hereof and prior to the Closing Date (which Estimated Remediation Costs shall be included in calculating the Environmental Basket); and (ii) Buyer shall pay Parent and Sellers the amount (which, together with payments by Buyer pursuant to Section 6.12(b)(ii) of the Birmingham Agreement shall not exceed the Environmental Basket) of the Estimated Remediation Cost, if any, paid by Parent or Sellers after the date hereof and prior to the Closing Date. All amounts paid to Buyer as Estimated Remediation Costs pursuant to this Section 6.12(b) shall be utilized by Buyer to so remediate such Materials of Environmental Concern.

                          (c)  Notwithstanding anything herein to the contrary,
Parent and Sellers shall in no event be required to pay to Buyer the Estimated Remediation Cost unless such costs (together with the Estimated Remediation Costs under the Birmingham Agreement) on a cumulative basis exceed $250,000 (the "Environmental Basket") in which case Sellers shall pay all amounts in excess of the Environmental Basket.

                          (d)  Subject to the Environmental Basket, and to the
extent not already addressed through the payment of the Estimated Remediation Cost, from and after the Closing Date, Parent and Sellers shall, jointly and severally, indemnify and hold harmless Buyer, Buyer's affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Loss and Expenses suffered or incurred by any such indemnified person arising from, relating to or otherwise in respect of any Material of Environmental Concern or any Environmental Law to the extent such Loss or Expenses relate to the Assets or the Station's Business and are caused by, arise from or relate to any event, condition, conduct, or circumstance existing prior to the Closing Date.

                 Section VI.13 Disclosure Schedules. Buyer acknowledges that for business and legal reasons, Parent and Sellers have not been able to deliver to Buyer the Schedules referred to herein that are contemplated to be delivered by Parent and Sellers prior to the date of this Agreement. On or before May 31, 1996, Parent and Sellers shall deliver such Schedules to Buyer. Buyer shall have ten (10) days to review such Schedules (and underlying materials) and to notify Parent and Sellers in writing of any objections to items listed in such Schedules. If Buyer fails to so notify Parent and Sellers of any objections within such ten-day period, then such Schedules shall be deemed to have been accepted by Buyer. After Buyer's delivery of a notice of objection, Buyer, Parent and Sellers shall have ten (10) days to consult with each other with respect to any such objections by Buyer, and, during such period, Buyer, Parent and Sellers shall negotiate in good faith to resolve any disagreement with respect to any such objections. Upon the expiration of such ten-day consultation period, Buyer may terminate this Agreement on five (5) Business Days' written notice to Parent and Sellers if (i) the disputed items were not known by Buyer prior to the date of this Agreement and are such that a buyer would not reasonably anticipate such items to appear on the Schedules, taking into account the nature of the Station's Business and the market in which it operates, (ii) Parent and Sellers have not agreed to remove the remaining disputed items from the Schedules or otherwise revise such disputed items to the reasonable satisfaction of Buyer and (iii) Buyer determines in its reasonable good faith judgment that the remaining disputed items, individually or in the aggregate, would decrease the value of the Station by more than $2 million (together with any such decrease pursuant to Section 6.13 of the Birmingham Agreement). Specifically excluded from any matter that can be disputed by Buyer hereunder are (A) television and film program contracts disclosed to Buyer prior to the date hereof; (B) contracts with A.C. Nielsen & Co., Scarborough Research Corporation and Columbine JDS; and (C) employment agreements entered into by the Sellers that provide for annual payments in excess of $100,000. Upon such a termination, except with respect to Sections
6.6 and 6.7 and Article X (other than Sections 10.6 and 10.11) hereof, neither party shall have any further obligation to the other hereunder.

                 Section VI.14  Application for FCC Order.

                          (a)  As promptly as practicable, but in any event not
later than fifteen (15) days following the execution of this Agreement, Seller and Buyer shall jointly file applications with the FCC requesting the FCC's consent to the assignment of the FCC Authorizations from Seller to Buyer. Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper administrative actions, and provide any additional information reasonably requested in order to obtain promptly the requested consent and approval of the applications by the FCC. Neither Buyer nor any of its Affiliates will take any action that would result in any change in the matters set forth in Section 4.5 that would reasonably be expected to materially delay or otherwise materially impair Buyer's ability to consummate the transactions contemplated hereby. Neither Seller nor any of its Affiliates will take any action that would result in any change in the matters set forth in the last sentence of Section 3.8 that would reasonably be expected to materially delay or otherwise materially impair Parent's or Sellers' ability to consummate the transactions contemplated hereby.

                          (b)  In connection with the FCC application with
respect to the assignment of the FCC Authorizations to Buyer, Buyer and its Affiliates will, if required, request and use their reasonable best efforts to obtain a waiver of the provisions of Section 73.3555(b) of the FCC's rules and regulations as currently in effect relating to the Grade B Contour overlap between KNSD and KNBC so as to permit the transactions contemplated hereby, provided that Buyer shall not be required to agree to any condition or restriction that it in its good faith business judgment determines to be burdensome in any material respect (financial or otherwise) to Buyer or the operation of the Station's Business or Buyer's other stations.

                 Section VI.15 Certain Other Agreements. At or prior to the Closing Date:

                          (a)  Parent and Sellers shall amend their
representation agreement with NWSM such that no additional sales of advertising with respect to the Station will be made after the later to occur of (i) February 16, 1997 and (ii) the Closing Date; and

                          (b)  at the request of Buyer, Parent and Sellers
shall take all necessary actions such that each of the agreements and other transactions set forth in Schedule 3.20 (other than the agreement referred to in subsection (a) above and any Program Contract), and all agreements and other transactions of a like nature entered into after the date hereof, shall be terminated as to the Station prior to the Closing Date without any cost to Buyer at and after the Closing Date.


                                  ARTICLE VII

                                   CONDITIONS

                 Section VII.1 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                          (a)  The waiting periods (and any extensions thereof)
applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired;

                          (b)  No temporary restraining order, preliminary or
permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

                          (c)  No action shall have been taken, and no statute,
rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the transactions contemplated by this Agreement or impose material conditions with respect thereto; and

                          (d)  All orders, consents and approvals of
Governmental Authorities legally required for the consummation of the transactions contemplated by this Agreement (other than the orders and approvals referenced in Section 7.2(b)) shall have been obtained and be in effect at the Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect.

                 Section VII.2 Conditions to Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                          (a)  Parent and Sellers shall have performed in all
material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the representations and warranties of Parent and Sellers contained in this Agreement shall be true and correct on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Buyer shall have received a certificate signed on behalf of Parent and each Seller by an executive officer thereof to such effect;

                          (b)  The FCC Order shall have been issued with
respect to the Station, notwithstanding that any such order or orders may not have yet become a Final Order, except that if one or more pre-grant objections shall have been filed with respect to the applications required by Section 6.14 hereof, the FCC Order shall have become a Final Order. In either case, the FCC Order shall be granted without the imposition of any condition or restriction that would be reasonably likely to be burdensome in any material respect (financial or otherwise) to Buyer or the operation of the Station's Business or Buyer's other stations;

                          (c)  The consent or approval of each third party
whose consent or approval shall be required in connection with the transactions contemplated hereby under any contract in order to maintain such contract in full force and effect unmodified shall have been obtained (except where the failure to obtain such consent or approval, individually or in the aggregate, would not have a Material Adverse Effect), or Buyer and Sellers shall have entered into one or more arrangements reasonably satisfactory to Buyer such that Buyer will receive all the benefits of each such contract notwithstanding that such consent or approval shall not have been obtained;

                          (d)  Buyer shall have received an opinion of Skadden,
Arps, Slate, Meagher & Flom counsel to Parent and Sellers, in form and substance reasonably satisfactory to Buyer with respect to due incorporation of each of Parent and Sellers and due authorization, execution and delivery and enforceability of this Agreement; and

                          (e)  The Birmingham Agreement shall not have been
terminated (other than pursuant to Section 8.1(d) thereof) and, if the closing of the transactions contemplated by the Birmingham Agreement shall not have occurred, Buyer shall have received a certificate signed on behalf of each of NWC Acquisition Corporation, New World WVTM Communications of Alabama, Inc., WVTM Television, Inc. and WVTM License, Inc. by an executive officer thereof to the effect set forth in Section 7.2(a) of the Birmingham Agreement; provided, that references in such Section to the "Closing Date" shall be deemed to be references to the Closing Date as defined in this Agreement.

                 Section VII.3 Conditions to Obligations of Parent and Sellers to Effect the Transactions Contemplated Hereby. The obligations of Parent and

Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                          (a)  Buyer shall have performed in all material
respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Sellers shall have received a certificate signed on behalf of Buyer by an executive officer thereof to such effect;

                          (b)  NWCG and Buyer shall have executed an amendment
to the Programming Agreement to reflect the revisions reflected on Exhibit C hereto;

                          (c)  Parent and Sellers shall have received an
opinion from the General Counsel of Buyer, in form and substance reasonably satisfactory to Parent and Sellers with respect to due incorporation of Buyer and due authorization, execution and delivery and enforceability of this Agreement; and

                          (d)  The Birmingham Agreement shall not have been
terminated (other than pursuant to Section 8.1(c) thereof) and, if the closing of the transactions contemplated by the Birmingham Agreement shall not have occurred, Parent and Sellers shall have received a certificate signed on behalf of Buyer by an executive officer thereof to the effect set forth in Section 7.3(a) of the Birmingham Agreement; provided, that references in such Section to the "Closing Date" shall be deemed to be references to the Closing Date as defined in this Agreement.


                                  ARTICLE VIII

                                  TERMINATION

                 Section VIII. Termination. This Agreement may be terminated at any time prior to the Closing by:

                          (a)  the mutual written consent of Sellers and Buyer;

                          (b)  either Sellers or Buyer if (i) the transactions
contemplated hereby shall not have been consummated on or before August 31, 1997 (provided, that upon the assignment by Buyer of any or all of its rights and obligations under this Agreement to any person pursuant to clause (ii) of the first sentence of Section 10.6, Buyer in its sole discretion, may, by written notice to Parent and Sellers, extend such date to November 30, 1997);
(ii) any Governmental Authority, the consent of which is a condition to the obligations of each party hereto to consummate the transactions contemplated hereby, shall have determined not to grant its consent (or imposes material conditions with respect thereto) and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable;

                          (c)  Buyer if there has been a material breach by
either Seller of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the breaching party of notice of such breach; or

                          (d)  either Seller if there has been a material
breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the breaching party of notice of such breach; provided, that the right to terminate this Agreement (i) under Section 8.1(b)(i) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date and (ii) under Section 8.1(c) and (d) hereof shall not be available to any party who at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; or

                          (e)  either Buyer or Sellers if Buyer has terminated
the Birmingham Agreement pursuant to Section 6.13 thereof.

                 Section VIII.2 Effect of Termination. In the event of termination of this Agreement by either Buyer or either Seller as provided in
Section 8.1 hereof, this Agreement shall forthwith become void (except as set forth in this Section 8.2, in Sections 6.6 and 6.7, and Article X (other than
Section 10.6 and 10.11) hereof, which shall survive the termination) and there shall be no liability on the part of Buyer or Sellers or their respective officers or directors except for any breach of any of its obligations under Sections 6.6 and 6.7 and Article X (other than Sections 10.6 and 10.11) hereof. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any material breach of this Agreement.


                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

                 Section IX.1 Survival. The representations and warranties given by Parent and Sellers to Buyer in this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1, 3.2 and 3.3 shall survive indefinitely and shall not terminate.

                 Section IX.2  Indemnification by Buyer or Sellers.

                          (a)  From and after the Closing Date, Buyer shall
indemnify and hold harmless Sellers, Sellers' Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all damages, Claims, losses, expenses, costs, obligations and Liabilities including without limiting the generality of the foregoing, Liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered or incurred by any such indemnified person arising from, relating to or otherwise in respect of, (i) any breach of, or inaccuracy in, any representation or warranty of Buyer contained in this Agreement or in the certificate delivered pursuant to Section 7.3(a) of this Agreement; (ii) any breach of any covenant of Buyer contained in this Agreement and (iii) all Assumed Liabilities.

                          (b)  From and after the Closing Date, Parent and
Sellers shall, jointly and severally, indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all Loss and Expenses suffered or incurred by any such indemnified person arising from, relating to or otherwise in respect of, (i) any breach of, or inaccuracy in, any representation or warranty of Parent or Sellers contained in this Agreement or in the certificates delivered pursuant to Section 7.2(a) of this Agreement; provided, however, that Parent and Sellers shall not have any obligation to so indemnify any such indemnified person unless the aggregate of all Losses and Expenses under this clause (i) would, but for this proviso, exceed on a cumulative basis an amount equal to $2,250,000, in which case Sellers shall be liable for all amounts in excess of such amount, (ii) any breach of any covenant of Parent or Sellers contained in this Agreement, (iii) all Retained Liabilities and all Permitted Liens specified in clauses (i), (ii), (iii) and (iv) of the definition thereof to the extent they do not relate to obligations to be performed by Buyer after the Closing Date and (iv) any facts, circumstances, conditions, events or actions existing or occurring at any time with respect to any Excluded Asset.

                 Section IX.3 Third-Party Claims. If a Claim by a third party is made against an indemnified person hereunder, and if such indemnified person intends to seek indemnity with respect thereto under this Article, such indemnified person shall promptly notify the indemnifying person in writing of such Claims setting forth such Claims in reasonable detail, provided that failure of such indemnified person to give prompt notice as provided herein shall not relieve the indemnifying person of any of its obligations hereunder, except to the extent that the indemnifying person is materially prejudiced by such failure. The indemnifying person shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified person, and at its own expense, the settlement or defense thereof, and the indemnified person shall cooperate with it in connection therewith; provided, however, that the indemnified person may participate in such settlement or defense through counsel chosen by such indemnified person, provided that the fees and expenses of such counsel shall be borne by such indemnified person. If the indemnifying person shall assume the defense of a Claim, it shall not settle such Claim without the prior written consent of the indemnified person, (i) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the indemnified person from all Liability with respect to such Claim or (ii) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified person other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified person shall be borne by such indemnified person unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the indemnified person shall be entitled to retain separate counsel, the reasonable fees and expenses of which shall be reimbursed by the indemnifying person. If the indemnifying person does not notify the indemnified person within twenty (20) days after the receipt of the indemnified person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified person shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                 Section 9.4 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 9.2(a)(i) and 9.2(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to Section 9.1 and (b) pursuant to Sections 9.2(a)(ii) and (iii) and

9.2(b)(ii) and (iii) shall not terminate; provided, however, that as to clause
(a) above such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.


                                   ARTICLE X

                                 MISCELLANEOUS

                 Section X.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when or more counterparts have been signed by each of the parties and delivered to the other parties.


                 Section X.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 Section X.3 Entire Agreement. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and
(b) is not intended to confer upon any person other than the parties rights or remedies.

                 Section X.4 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                 Section X.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, to the appropriate address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):

                          (a)  If to Parent or Sellers:

                          New World Television Incorporated
                          3200 Windy Hill Road
                          Suite 1100 West
                          Atlanta, Georgia  30339
                          Attention:  Terry C. Bridges
                          Telecopy Number:  (770) 563-9600

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom
                          300 South Grand Avenue, 34th Floor
                          Los Angeles, California  90071
                          Attention:  Thomas C. Janson, Jr.
                          Telecopy Number:  (213) 687-5600

                          (b)  If to Buyer, to:

                          National Broadcasting Company, Inc.
                          30 Rockefeller Plaza,
                          New York, New York  10112
                          Attention:  Robert F. Finnerty
                          Telecopy Number:  (212) 664-5233

                          with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Ave.
                          New York, New York  10017
                          Attention:  Charles I. Cogut, Esq.
                          Telecopy Number:  (212) 455-2502

                 Section X.6 Assignment. Neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that (i) Buyer may assign any of or all of its rights and obligations under this Agreement to one or more wholly-owned subsidiaries of Buyer without the consent of any other party, (ii) commencing six months from the date hereof, Buyer may assign any or all of its rights and obligations under this Agreement to any person (provided, that (A) the FCC Order shall not have been issued, (B) prior to or concurrently with such assignment, such person shall have represented and warranted to Buyer and Parent that (x) such person knows of no fact or circumstance that could reasonably be expected to result in a finding by the FCC that such person is not qualified legally, financially or otherwise to be the licensee of the Station and (y) such person knows of no policy, rule, regulation or ruling of the FCC that could reasonably be expected to be violated by the acquisition of the Station by such person and (C) prior to or concurrently with such assignment, Buyer shall have represented and warranted to Parent that (x) Buyer knows of no fact or circumstance that could reasonably be expected to result in a finding by the FCC that such person is not qualified legally, financially or otherwise to be the licensee of the Station and (y) Buyer knows of no policy rule, regulation or ruling of the FCC that could reasonably be expected to be violated by the acquisition of the Station by such person), but, in any such case, no such assignment shall relieve Buyer of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Parent shall not sell all or substantially all of its assets unless the purchaser thereof shall agree to assume all of the obligations of Parent pursuant to this Agreement.

                 Section X.7 Interpretation. The table of contents and headings contained in this Agreement are inserted for convenience of reference only and shall not affect in anyway the meaning or interpretation of this Agreement. All references to a Section, Articles, Schedule or Exhibit contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                 Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                 Section X.8 Amendments; Waivers. (a) This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.

                 (b) The failure of any party hereto to comply with any representation, warranty, covenant or agreement contained in this Agreement may be waived only by a written instrument signed by the party granting such waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement, and no failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action. The waiver by any party hereto of a breach of any provision hereunder shall not operate as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                 Section X.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                 Section X.10 Consent to Jurisdiction. Each party hereto irrevocably submits to the non exclusive jurisdiction of (a) the Court of Appeals of the State of New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                 Section X.11 Further Assurances. From time to time, whether before, at or after the Closing Date, each party will, and will cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents hereof.

                 IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                        NEW WORLD TELEVISION INCORPORATED


                                        By:/s/ David A. Ramon
                                           ----------------------------------
                                           Name: David A. Ramon
                                           Title: President

                                        NW COMMUNICATIONS OF SAN DIEGO, INC.


                                        By:/s/ David A. Ramon
                                           ----------------------------------
                                           Name: David A. Ramon
                                           Title: President


                                        KNSD LICENSE, INC.


                                        By:/s/ David A. Ramon
                                           ----------------------------------
                                           Name: David A. Ramon
                                           Title: President

                                        NATIONAL BROADCASTING COMPANY, INC., as
                                        Buyer


                                        By:/s/ Warren C. Jensen
                                           ----------------------------------
                                           Name:
                                           Title: